Exhibit 1

                          SECURITIES PURCHASE AGREEMENT

                                      DATED

                                  JUNE 17, 2002

                                      AMONG

                           FG ACQUISITION CORPORATION,

                               LENNAR CORPORATION,

                           PROMETHEUS HOMEBUILDERS LLC

                                       AND

                                  ROBERT SHORT

             REGARDING PREFERRED STOCK, COMMON STOCK AND WARRANTS OF

                            THE FORTRESS GROUP, INC.

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
Article I             PURCHASE OF SECURITIES.....................................................................1

         1.1      Purchase of Shares and Warrants................................................................1

         1.2      Purchase Price for the Preferred Shares........................................................2

         1.3      Purchase Price for the Common Shares...........................................................2

         1.4      Purchase Price for the Warrants................................................................2

Article II            THE CLOSING And the sale of short's warrants...............................................2

         2.1      Time and Place of Closing......................................................................2

         2.2      Sellers' Actions at Closing....................................................................2

         2.3      Buyer's Actions at Closing.....................................................................3

         2.4      Sale of Warrants by Short......................................................................4

Article III           REPRESENTATIONS AND WARRANTIES.............................................................5

         3.1      Representations and Warranties of Prometheus...................................................5

         3.2      Representations and Warranties of Short........................................................7

         3.3      Representations and Warranties of Lennar and the Buyer.........................................9

         3.4      Expiration of Representations and Warranties..................................................11

Article IV            Agreements of the parties.................................................................11

         4.1      Agreement of the Sellers......................................................................12

         4.2      Sellers' Efforts to Fulfill Conditions........................................................12

         4.3      Efforts of the Buyer and Lennar to Fulfill Conditions.........................................12

Article V             CONDITIONS PRECEDENT TO CLOSING...........................................................12

         5.1      Conditions to Buyer's Obligations.............................................................12

         5.2      Conditions to Sellers' Obligations............................................................13

Article VI            TERMINATION...............................................................................15

         6.1      Right to Terminate............................................................................15

         6.2      Effect of Termination.........................................................................15

Article VII           ABSENCE OF BROKERS........................................................................16

         7.1      Representations and Warranties Regarding Brokers and Others...................................16

Article VIII          LENNAR GUARANTY...........................................................................17

Article IX            GENERAL...................................................................................17

         9.1      Expenses......................................................................................17

         9.2      Access to Properties, Books and Records.......................................................17

         9.3      Press Releases................................................................................17

         9.4      Entire Agreement..............................................................................18

         9.5      Benefit of Agreement..........................................................................18

         9.6      Captions......................................................................................18


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         9.7      Assignments...................................................................................18

         9.8      Notices and Other Communications..............................................................18

         9.9      Governing Law.................................................................................20

         9.10     Amendments....................................................................................20

         9.11     Counterparts..................................................................................20
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                          SECURITIES PURCHASE AGREEMENT



         This is an agreement. (the "Agreement") dated June 17, 2002 among FG Acquisition Corporation (the "Buyer"), a Delaware corporation, Lennar Corporation ("Lennar"), a Delaware corporation, Prometheus Homebuilders LLC ("Prometheus"), a Delaware limited liability company, and Robert Short ("Short" and together with Prometheus, the "Sellers"), relating to the purchase by the Buyer from the Sellers of a total of 28,500 shares (the "Preferred Shares") of Class AAA Convertible Redeemable Preferred Stock, par value $ 0.01 per share, of The Fortress Group, Inc. (the "Company"), a Delaware corporation, 678,130 shares (the "Common Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock") and 5,937,500 supplemental warrants (the "Warrants") to purchase shares of Common Stock. In part as an inducement to Prometheus and Short to enter into this Agreement, simultaneously with the execution of this Agreement, Lennar and the Buyer are entering into a Plan and Agreement of Merger with the Company (the "Merger Agreement") relating to a tender offer by the Buyer for shares of the Company (the "Tender Offer") and a merger of the Buyer and the Company (the "Merger"). The Agreement is as follows:

                                    ARTICLE I

                             PURCHASE OF SECURITIES

         1.1 Purchase of Shares and Warrants. (a) At the Closing described in Paragraph 2.1, the Buyer will purchase 25,000 Preferred Shares, 224,712 Common Shares and 5,208,333 Warrants from Prometheus and Prometheus will sell 25,000 Preferred Shares, 224,712 Common Shares and 5,208,333 Warrants to the Buyer.

         (b) At the Closing described in Paragraph 2.1, the Buyer will purchase 3,500 Preferred Shares and 453,418 Common Shares from Short and Short will sell 3,500 Preferred Shares and 453,418 Common Shares to the Buyer.

         (c) On August 1, 2002, the Buyer will purchase 729,167 Warrants (the "Short Warrants") from Short and Short will sell the Short Warrants to the Buyer.

         1.2 Purchase Price for the Preferred Shares. The purchase price to be paid by the Buyer for the Preferred Shares (including accrued dividends) will be $597.6784 per Preferred Share.

         1.3 Purchase Price for the Common Shares. The purchase price to be paid by the Buyer for the Common Shares will be $3.68 per Common Share.

         1.4 Purchase Price for the Warrants. The purchase price to be paid by the Buyer for the Warrants will be $3.64 per Warrant.

                                   ARTICLE II

                  THE CLOSING AND THE SALE OF SHORT'S WARRANTS

         2.1 Time and Place of Closing. The closing (the "Closing") of the purchase of the Preferred Shares, the Common Shares and the Warrants (other than the Short Warrants) will take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York, at 10:00 a.m., New York City time, on the date of this Agreement (the "Closing Date").

         2.2 Sellers' Actions at Closing. At the Closing, the Sellers will deliver to the Buyer the following:

         (a) The certificates representing all the Preferred Shares, endorsed or accompanied by documents of assignment which comply with the requirements of
Section 8-401 of the Uniform Commercial Code as in effect in Delaware.


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         (b) The certificates representing all the Common Shares, endorsed or accompanied by documents of assignment which comply with the requirements of
Section 8-401 of the Uniform Commercial Code as in effect in Delaware.

         (c) The certificates representing all the Warrants which are being sold by Prometheus, endorsed or accompanied by documents of assignment which comply with the requirements of Section 8-401 of the Uniform Commercial Code as in effect in Delaware.

         2.3 Buyer's Actions at Closing. At the Closing, the Buyer will deliver to the Sellers the following:

         (a) To Prometheus (or, at Prometheus' instruction, to Capital Trust, Inc. or its designee), evidence of a wire transfer of immediately available funds to an account that has been specified by Prometheus prior to the date of this Agreement in the amount of $34,727,232.28, in payment of the purchase price for the 25,000 Preferred Shares, 224,712 Common Shares and 5,208,333 Warrants that Prometheus is selling.

         (b) To Prometheus (or, at Prometheus' instruction, to Capital Trust, Inc. or its designee), evidence of a wire transfer to an account that has been specified by Prometheus prior to the date of this Agreement in the amount described in subparagraph (d).

         (c) To Short, a certified or bank cashier's check, or evidence of a wire transfer of immediately available funds to an account that has been specified by Short prior to the date of this Agreement, in the amount of $3,760,452.64, minus the amount described in subparagraph (d), in payment of the portion to be paid to Short of the purchase price for the 3,500 Preferred Shares and 453,418 Common Shares that Short is selling.

         (d) Short directs the Buyer to pay to Prometheus (or, at Prometheus' instruction, to Capital Trust, Inc. or its designee) at the Closing, out of the purchase price for the Preferred Shares and Common Shares that Short is selling,


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

the sum of $1,782,451.92. Prometheus and Short agree that the payment of that amount to Prometheus at the Closing shall constitute payment in full of all of the obligations of Short to Prometheus under and in respect of the Secured Promissory Note dated July 31, 2001, from Short to Prometheus in the principal amount of $1,750,000.

         (e) To each of the Sellers, a letter acknowledging that the Buyer will be acquiring the Preferred Shares, Common Shares and Warrants that the Buyer is purchasing from that Seller for investment, and not with a view to their resale or distribution.

         2.4 Sale of Warrants by Short. (a) On August 1, 2002, at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York, at 10:00 a.m. New York City time, Short will deliver to the Buyer the certificates representing the Short Warrants, and the Buyer will deliver to Short a certified or bank cashier's check, or evidence of a wire transfer of immediately available funds to an account specified at least 24 hours in advance by Short, in the amount of $2,654,167.88 in payment of the purchase price of the Short Warrants.

         (b) Until August 2, 2002, Short will not (i) sell or transfer, or enter into an agreement which may require Short to sell or transfer, any Short Warrants to anybody other than the Buyer, or (ii) exercise any of the Short Warrants. At the request of the Buyer, Short will place a legend on each certificate evidencing Short Warrants as follows:

                  The warrants evidenced by this certificate are subject to an agreement which requires that they be sold on August 1, 2002 to FG Acquisition Corporation, and which prohibits the sale or transfer of any of those warrants prior to August 2, 2002 to anyone other than FG Acquisition Corporation.

         (c) The obligations of the Buyer and Short with regard to the Short Warrants will remain in effect even if the Merger takes place before August 1, 2002, and as a result of the Merger, the Short Warrants become warrants to purchase shares of the corporation which survives the Merger. Short consents to


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the provision of the Merger Agreement which will cause the Warrants (including the Short Warrants) to become warrants to purchase shares of the corporation which survives the Merger, and agrees that that provision of the Merger Agreement will constitute an amendment, effective at the Effective Time of the Merger, of the Warrants (including the Short Warrants).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Prometheus. Prometheus represents and warrants to the Buyer and to Lennar as follows:

         (a) Prometheus is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Prometheus has all power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All actions necessary to authorize Prometheus to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by Prometheus and is a valid and binding agreement of Prometheus, enforceable against Prometheus in accordance with its terms.

         (c) Except as set forth in Schedule 4.1-C to the Merger Agreement, neither the execution or delivery by Prometheus of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation by Prometheus of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the Certificate of Formation


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

or Limited Liability Company Agreement of Prometheus, any agreement or instrument to which Prometheus is a party or by which it is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Prometheus. Prometheus does not own any shares of stock of, or other equity interests in, any other entity, other than the stock of the Company being sold to the Buyer pursuant to this Agreement.

         (d) Prometheus is not the subject of any suit or governmental proceeding which seeks to prevent Prometheus from completing the transactions which are the subject of this Agreement, nor, to the best of Prometheus' knowledge, has any such suit or proceeding against Prometheus been threatened.

         (e) Prometheus owns 25,000 Preferred Shares, 224,712 Common Shares and 5,208,333 Warrants (the "Prometheus Securities"), free and clear of any liens or encumbrances (other than liens in favor of Capital Trust, Inc., which will be discharged at the Closing), and Prometheus has full authority to sell the Prometheus Securities as contemplated by this Agreement. Each Warrant entitles (or, when it becomes exercisable, will entitle) the holder to acquire one share of Common Stock for $0.04. Prometheus does not own, hold warrants to purchase, or otherwise have the right to acquire, any shares of stock of the Company of any class other than (x) the Prometheus Securities, (y) shares of Common Stock Prometheus has (or will have) the right to acquire upon exercise of Warrants included in the Prometheus Securities, and (z) Prometheus' right to acquire Preferred Shares and Warrants from Short upon foreclosure of security interests granted by Short to Prometheus (which will be discharged when Prometheus receives the payment required by Paragraph 2.3(d)). Prometheus has not granted any option or right, and is not a party to any other agreement (other than the agreements creating the liens in favor of Capital Trust, Inc. described in the first sentence of this subparagraph), which requires, or upon the passage of time, the payment of money, or the occurrence of any other event, may require,


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Prometheus to transfer any of the Prometheus Securities to anyone other than the
Buyer. When the Buyer acquires the Prometheus Securities as contemplated by this Agreement, the Buyer will become the owner of the Prometheus Securities, free and clear of any liens, encumbrances or claims of other persons, other than liens or encumbrances imposed by reason of acts of the Buyer.

         (f) No governmental filings, authorizations, approvals or consents, or other governmental action are required to permit Prometheus to fulfill all its obligations under this Agreement.

         (g) To the best of Prometheus' knowledge, each of the representations and warranties contained in Paragraph 4.1 of the Merger Agreement is true and correct in all material respects (except that each of those representations and warranties which is qualified as to materiality or as to absence of a Material Adverse Effect is true and correct in all respects). For the purposes of this subparagraph, Prometheus' "knowledge" of a fact or condition means actual awareness of that fact or condition by one or more of Andrew Zobler, Mark Ticotin or Michael Mahony.

         3.2 Representations and Warranties of Short. Short represents and warrants to the Buyer and to Lennar as follows:

         (a) Short is an individual.

         (b) Short has all power and authority necessary to enable him to enter into this Agreement and carry out the transactions contemplated by this Agreement without any action by any other person. This Agreement has been duly executed by Short and is a valid and binding agreement of Short, enforceable against him in accordance with its terms.

         (c) Neither the execution or delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any agreement or instrument to which Short is a party or by which Short is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Short.

         (d) Short is not the subject of any suit or governmental proceeding which seeks to prevent Short from completing the transactions which are the subject of this Agreement, nor, to the best Short's knowledge, has any such suit or proceeding against Short been threatened.

         (e) Short owns 3,500 Preferred Shares, 453,417 Common Shares and the 729,167 Short Warrants (the "Short Securities"), free and clear of any liens or encumbrances (other than liens in favor of Prometheus, which will be discharged at the Closing), and Short has full authority to sell the Short Securities as contemplated by this Agreement. Each Short Warrant entitles (or, when it becomes exercisable, will entitle) the holder to acquire one share of Common Stock for $0.04. Short does not own, hold warrants to purchase, or otherwise have the right to acquire, any shares of stock of the Company of any class other than the Short Securities, the shares of Common Stock Short has (or will have) the right to acquire upon exercise of Short Warrants, options to purchase 63,000 shares of Common Stock and the shares of Common Stock Short has (or will have) the right to acquire upon exercise of those options, and 1500 shares Short holds as custodian for his children. Short has not granted any option or right, and is not a party to any other agreement (other than the agreements creating the liens in favor of Prometheus described in the first sentence of this subparagraph), which requires, or upon the passage of time, the payment of money, or the


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occurrence of any other event, may require Short to transfer any of the Short
Securities to anyone other than the Buyer. When the Buyer acquires the Short Securities as contemplated by this Agreement, the Buyer will become the owner of the Short Securities, free and clear of any liens, encumbrances or claims of other persons, other than liens or encumbrances imposed by reason of acts of the Buyer.

         (f) No governmental filings, authorizations, approvals or consents, or other governmental action are required to permit Short to fulfill all his obligations under this Agreement.

         (g) To the best of Short's knowledge, each of the representations and warranties contained in Paragraph 4.1 of the Merger Agreement is true and correct in all material respects (except that each of those representations and warranties which is qualified as to materiality or as to absence of a Material Adverse Effect is true and correct in all respects). For the purposes of this subparagraph, Short's "knowledge" of a fact or condition means his actual awareness of that fact or condition.

         3.3 Representations and Warranties of Lennar and the Buyer. Lennar and the Buyer jointly and severally represent and warrant to the Sellers as follows:

         (a) Each of Lennar and the Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (b) Each of Lennar and the Buyer has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize Lennar and the Buyer to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by each of Lennar and the Buyer and is a valid and binding agreement of


                                       9
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each of Lennar and the Buyer, enforceable against each of them in accordance with its terms.

         (c) Neither the execution or delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or by-laws of Lennar or the Buyer, any agreement or instrument to which Lennar or the Buyer or any other subsidiary of Lennar is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Lennar, the Buyer or any other subsidiary of Lennar.

         (d) No governmental filings, authorizations, approvals or consents, or other governmental action are required to permit each of Lennar and the Buyer to fulfill all its obligations under this Agreement.

         (e) The Buyer is wholly owned by Lennar.

         (f) Lennar has, and will provide to the Buyer, sufficient funds to enable the Buyer to purchase and pay for all the Prometheus Securities and all the Short Securities and enable the Buyer to fulfill in a timely manner all its obligations under this Agreement and under the Merger Agreement.

         (g) Neither the Buyer nor Lennar is the subject of any suit or governmental proceeding which seeks to prevent the Buyer from completing the transactions which are the subject of this Agreement, nor, to the best of Lennar's or the Buyer's knowledge, has any such suit or proceeding been threatened.



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         (h) The Buyer will be acquiring the Prometheus Securities and the Short
Securities for investment, and not with a view to their resale or distribution.

         3.4 Expiration of Representations and Warranties. The representations and warranties in Paragraphs 3.1 (other than subparagraph 3.1(e)), 3.2 (other than subparagraph 3.2(e)) and 3.3 will expire upon completion of the Closing. After the Buyer purchases the Prometheus Securities and the Short Securities (other than the Short Warrants) at the Closing, no party can assert a claim, other than a claim for intentional fraud, because any matter that is the subject and of a representation and warranty in Paragraph 3.1 (other than subparagraph 3.1(e)), 3.2 (other than subparagraph 3.2(e)) or 3.3 is not as represented and warranted.

         3.5 Acknowledgement by the Buyer and Lennar. The Buyer and Lennar each acknowledges that neither Prometheus nor Short has made any representations and warranties to it, other than those expressly set forth in Paragraphs 3.1 and 3.2, with respect to any of the securities the Buyer is purchasing under this Agreement, the Company or any of the transactions contemplated by this Agreement, and that the Buyer and Lennar have been given the opportunity to ask the Company questions, and have received answers, about the Company and the securities the Buyer is purchasing under this Agreement.

                                   ARTICLE IV

                            AGREEMENTS OF THE PARTIES

         4.1 Agreement of the Sellers. Each of the Sellers will cooperate in all reasonable ways to cause the Merger to take place, and neither of the Sellers will do anything which is reasonably likely to impede or delay the Tender Offer or the Merger.



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         4.2 Sellers' Efforts to Fulfill Conditions. Each of the Sellers will use its or his best efforts to cause all the conditions set forth in Paragraph
5.1 to be fulfilled prior to or at the Closing.

         4.3 Efforts of the Buyer and Lennar to Fulfill Conditions. Each of the Buyer and Lennar will use its best efforts to cause all the conditions set forth in Paragraph 5.2 to be fulfilled prior to or at the Closing.



                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Buyer's Obligations. If the Closing does not take place simultaneously with the execution of this Agreement, the obligations of the Buyer at the Closing will be subject to satisfaction of the following conditions (any or all of which may be waived by the Buyer):

         (a) The representations and warranties of each of the Sellers contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that representations and warranties which are qualified as to materiality or as to absence of Material Adverse Effect will be true and correct in all respects) at the Closing Date with the same effect as though made on that date, and each of the Sellers will have delivered to the Buyer a certificate dated the Closing Date and signed by the Seller, or an officer or other authorized signatory of the Seller, as applicable, to that effect.

         (b) Each of the Sellers will have fulfilled in all material respects all its or his obligations under this Agreement required to have been fulfilled prior to or at the Closing.


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

         (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains Lennar or the Buyer from completing the transactions which are the subject of this Agreement and no action will be pending against Lennar, the Buyer or the Company relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against Lennar, the Buyer or the Company which would be material in relationship to the aggregate price being paid by the Buyer for the Prometheus Securities and the Short Securities, or would be material to the Company and its subsidiaries taken as a whole.

         (d) The Company will have executed the Merger Agreement and the Merger Agreement will be in full force and effect.

         (e) The Company will have executed an agreement to sell its operations in Texas known as Wilshire Homes for at least $23 million not later than June 26, 2002, and the purchaser will have placed in escrow a deposit of at least $1,500,000 with regard to that sale which is not refundable under any circumstances, other than because of a material breach of warranty by the Company or a failure of the Company to fulfill its obligations in a material respect.

         (f) GCH, Inc. (formerly named Genessee Custom Homes, Inc.) will have delivered to The Genessee Company and to the Company an executed Indemnification Agreement in the form of Exhibit 5.1-F.

         (g) The Closing Date will be not later than July 31, 2002.

         5.2 Conditions to Sellers' Obligations. If the Closing does not take place simultaneously with the execution of this Agreement, the obligations of each of the Sellers at the Closing will be subject to the following conditions (any or all of which may be waived by Prometheus, except that the condition in


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Paragraph 5.2(c) may only be waived as to a particular order or action by the
Seller which or who is subject to the order or is a defendant in the action):

         (a) The representations and warranties of Lennar and the Buyer contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that representations and warranties which are qualified as to materiality or as to absence of Material Adverse Effect will be true and correct in all respects) at the Closing Date with the same effect as though made on that date, and each of the Buyer and Lennar will have delivered to the Sellers a certificate dated that date and signed by the President or a Vice President of the applicable one of the Buyer and Lennar to that effect.

         (b) The Buyer will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled prior to or at the Closing.

         (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains a Seller from completing the transactions which are the subject of this Agreement and no action will be pending against a Seller relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against that Seller which would be material in relation to the aggregate purchase price that Seller will be receiving under this Agreement.

         (d) The Merger Agreement will have been executed by Lennar and by the Buyer and will be in full force and effect.

         (e) The Closing Date will be not later than July 31, 2002.



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

                                   ARTICLE VI

                                   TERMINATION

         6.1 Right to Terminate. If the Closing does not take place simultaneously with the execution of this Agreement, this Agreement may be terminated at any time prior to the Closing:

         (a) By mutual consent of Lennar and Prometheus.

         (b) By either Lennar or Prometheus if, without fault of the terminating party, the Closing does not occur on or before July 31, 2002.

         (c) By the Buyer if (i) it is determined that any of the representations or warranties of either of the Sellers contained in this Agreement was not complete and accurate in all material respects (or that any representation and warranty which is limited to items which are material or will have a Material Adverse Effect was not complete and accurate in all respects) on the date of this Agreement or (ii) any of the conditions in Paragraph 5.1 is not satisfied or waived by the Buyer prior to or on the Closing Date.

         (d) By the Sellers if (i) it is determined that any of the representations or warranties of the Buyer contained in this Agreement was not complete and accurate in all material respects (or that any representation and warranty which is limited to items which are material or will have a Material Adverse Effect was not complete and accurate in all respects) on the date of this Agreement or (ii) any of the conditions in Paragraph 5.2 is not satisfied or waived by the Sellers prior to or on the Closing Date.

         6.2 Effect of Termination. If this Agreement is terminated pursuant to Paragraph 6.1, after this Agreement is terminated, neither party will have any further rights or obligations under this Agreement. Nothing contained in this Paragraph will, however, relieve either party of liability for any breach of this Agreement which occurs before this Agreement is terminated.



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

                                   ARTICLE VII

                               ABSENCE OF BROKERS

         7.1 Representations and Warranties Regarding Brokers and Others. (a) Each of Lennar and the Buyer represents and warrants to the Sellers that nobody has acted as a broker, a finder or in any similar capacity with respect to Lennar or the Buyer in connection with the transactions which are the subject of this Agreement or the Merger Agreement, and each of the Sellers represents and warrants to Lennar and the Buyer that nobody has acted as a broker, a finder or in any similar capacity with respect to either of the Sellers in connection with the transactions which are the subject of this Agreement or the Merger Agreement. Lennar and the Buyer jointly and severally indemnify each of the Sellers against, and agree to hold each of the Sellers harmless from, and each of the Sellers indemnifies each of Lennar and the Buyer against, and agrees to hold each of them harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to such indemnifying party in connection with the transactions which are the subject of this Agreement.

         (b) Each of Prometheus and Short represents and warrants to Lennar and the Buyer that (i) UBS Warburg LLC ("UBSW") has acted as a financial advisor to the Company and its board of directors with respect to the transactions contemplated by the Merger Agreement, (ii) the Company is responsible for the payment to UBSW of the fees and expenses and other amounts owing to UBSW in connection with the services it rendered as a financial advisor to the Company and its board of directors with respect to the transactions contemplated by the Merger Agreement, and (iii) the fees, expenses and other amounts owing to UBSW in connection with those services will not exceed $1,450,000.

                                  ARTICLE VIII

                                 LENNAR GUARANTY

         8.1 Guaranty of Buyer's Obligations. Lennar guarantees the fulfillment by the Buyer of all the Buyer's obligations under this Agreement.


















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

                                   ARTICLE IX

                                     GENERAL

         9.1 Expenses. Lennar, the Buyer and the Sellers will each pay its or his own expenses in connection with the transactions which are the subject of this Agreement, including legal fees and disbursements.

         9.2 Access to Properties, Books and Records.

         (a) After the Closing, Lennar and the Buyer each will use its best efforts to cause the Company to provide the Sellers with access to the books and records and knowledgeable personnel of the Company and of its subsidiaries during normal business hours in connection with the preparation of financial statements by each of the Sellers or affiliates of Prometheus and the preparation of tax returns by each of the Sellers or affiliates of Prometheus.

         (b) After the Closing, each of the Sellers will, and Prometheus will cause its affiliates to, provide Lennar, the Buyer and the Company with access to their books and records relating to the Company or its subsidiaries during normal business hours in connection with the preparation of financial statements by Lennar, the Buyer, the Company or their respective affiliates, the preparation of tax returns by Lennar, the Buyer, the Company or their respective affiliates or audits of tax returns of Lennar, the Buyer, the Company or their respective affiliates.

         9.3 Press Releases. Lennar and the Sellers will consult with each other before any of them issues any press releases or otherwise makes any public statements with respect to this Agreement, except that nothing in this Paragraph will prevent a party to this Agreement from making any statement when and as required by law or by the rules of any securities exchange or securities quotation system on which securities of that party or an affiliate are listed or quoted.

         9.4 Entire Agreement. This Agreement contains the entire agreement among Lennar, the Buyer and the Sellers relating to the transactions which are the subject of this Agreement, all prior negotiations, understandings and agreements between Lennar or the Buyer and either or both of the Sellers are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth in this Agreement.

         9.5 Benefit of Agreement. This Agreement is for the benefit of the parties to it, their respective successors and any permitted assigns. This Agreement is not intended to be for the benefit of, or to give any rights to, anybody other than the parties, their respective successors and any permitted assigns.

         9.6 Captions. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

         9.7 Assignments. Neither this Agreement nor any right of any party under it may be assigned, except that the Buyer may assign its rights and obligations under this Agreement to a corporation which is directly or indirectly majority owned by Lennar.

         9.8 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

         If to Prometheus:

                           c/o Lazard Freres Real Estate Investors, LLC
                           30 Rockefeller Plaza, 50th Floor

                           New York, New York 10020
                           Attention: Andrew Zobler
                           Facsimile No.: (212) 332-5736
                                    and
                           Attention: General Counsel
                           Facsimile No.: (212) 332-1793

                  with a copy to:

                           David P. Stone
                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Facsimile No.:  (212) 310-8007
         If to Short:

                           Robert Short
                           The Genesee Company
                           603 Park Point Drive
                           Suite 201
                           Golden, Colorado 80401
                           Facsimile No.:  (303) 526-2057

                  with a copy to:

                           William R. Neff
                           Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 17th Street, Suite 1600
                           Denver, Colorado 80202
                           Facsimile No.: (303)825-6525


         If to Lennar or the Buyer:

                           700 N.W. 107th Avenue
                           Miami, Florida 33172
                           Attention:  Bruce Gross
                           Facsimile No.: (305) 229-7115
                                         and
                           Attention: David McCain
                           Facsimile No.: (305) 229-6650


                  with a copy to:

                           David W. Bernstein
                           Clifford Chance Rogers & Wells LLP
                           200 Park Avenue

                           New York, New York 10166
                           Facsimile No.:  (212) 878-8375

         9.9 Governing Law. (a) This Agreement will be governed by, and construed under, the substantive laws of the State of Delaware, without giving effect to conflicts of laws principles which would apply the laws of any other jurisdiction.

         (b) Each of Lennar, the Buyer and each of the Sellers agrees that any action or proceeding relating to this Agreement or the transactions contemplated by it may be brought in any Federal or state court sitting in the State of Delaware in the United States of America and each of them (i) consents to the jurisdiction of each of those courts in any such action or proceeding, (ii) agrees not to seek to have the venue of any such action or proceeding changed because of inconvenience of the forum or otherwise (except that nothing in this Paragraph will prevent a party from removing an action from a state court to a Federal court sitting in that state), and (iii) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

         9.10 Amendments. This Agreement may be amended only by a document in writing signed by Lennar and each of the Sellers.

         9.11 Counterparts. This Agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

         IN WITNESS WHEREOF, Lennar, the Buyer and each of the Sellers have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

                      LENNAR CORPORATION


                      By:    /s/ David McCain
                             --------------------------------------------------
                             Title: Vice President


                      FG ACQUISITION CORPORATION


                      By:    /s/ David McCain
                             --------------------------------------------------
                             Title: Secretary


                      PROMETHEUS HOMEBUILDERS LLC
                      By: LF STRATEGIC REALTY INVESTORS II L.P., its managing member,

                              By: LAZARD FRERES REAL ESTATE
                                  INVESTORS L.L.C., its general partner


                                    By:   /s/ John A. Moore
                                          -------------------------------------
                                          Title: Managing Principal
                                                 and Chief Financial
                                                 Officer

                      /s/ Robert Short
                      ---------------------------------------------------------
                      ROBERT SHORT








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